EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

National Health Investors, Inc.

Murfreesboro, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-72370 and No. 33-85398) and on Form S-8 (No. 333-127179) of National Health Investors, Inc. of our reports dated February 23, 2009, relating to the consolidated financial statements, financial statement schedules and the effectiveness of National Health Investors, Inc.’s internal control over financial reporting, which is included in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP

Nashville, Tennessee

February 23, 2009